SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 30, 2009

NXT Nutritionals Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

56 Jackson Street
Holyoke, MA 01040
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(413) 533-9300
(ISSUER TELEPHONE NUMBER)

718 Richfield Avenue
Kenilworth, New Jersey 07033
(215) 696-8090
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)	Appointment of Directors

Effective March 30, 2009, the Board of Directors approved the appointment of David Deno as a member of the Board of Directors.

David Deno, 51, was the former President of Quiznos LLC from January 2008 and CEO from September 2008 through February 2009.  Prior to joining Quiznos, beginning in August 2006, he was a Managing Director with the private equity firm CCMP Capital Advisors, LLC. Prior to August 2006, he concluded a 15-year career with YUM! Brands, Inc. where he served as Chief Operating Officer from October 2004 to February 2006 and as Chief Financial Officer from November 1999 to October 2004.   Mr. Deno was instrumental in growing YUM Brands and building shareholder value after its spinoff from PepsiCo in 1997.  Mr. Deno also held senior positions in YUM's International and Pizza Hut divisions. Prior to joining YUM, David worked for Burger King Corporation for 8 years in various finance, real estate, and operations assignments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NXT Nutritionals Holdings, Inc.
Date: April 3, 2009	By:	/s/ Francis McCarthy
Name: Francis McCarthy
Title: President and Chief Executive Officer